NEWS ANNOUNCEMENT

Carmike Cinemas to Acquire Digital Cinema Destinations Corp.
in an All Stock Transaction

COLUMBUS, Georgia and WESTFIELD, New Jersey – May 15, 2014 – Carmike Cinemas, Inc. (NASDAQ: CKEC) (“Carmike”), a leading entertainment, digital cinema and 3-D motion picture exhibitor, and Digital Cinema Destinations Corp. (NASDAQ: DCIN) (“Digiplex”) today announced that their Boards of Directors have approved a definitive agreement for Carmike to acquire Digiplex.

The agreement is a stock-for-stock transaction in which Carmike will acquire 100% of Digiplex’s 7.93 million shares outstanding. Each Digiplex share will be exchanged for 0.1775 shares (subject to certain potential reductions) of Carmike common stock. Digiplex currently operates in 21 locations with 206 screens, and has agreements to acquire another 5 theatres with 53 screens.

Since its founding in 2010 by Bud Mayo, Digiplex has been a fast-growing theatrical exhibitor dedicated to transforming its movie theatres into interactive digital entertainment centers featuring ‘something for everyone.’ Digiplex has been a pioneer and leader in alternative programming and has a 50% interest in the DigiNext distribution platform. The transaction is expected to close during the third quarter of 2014 and will increase Carmike’s footprint to 280 theatres and 2,936 screens in 41 states, inclusive of Digiplex’s acquisition pipeline. The acquisition is subject to certain conditions as detailed in the definitive agreement. Bud Mayo, Digiplex’s Chairman and CEO, has agreed to vote stock representing 39.5% of the Digiplex voting stock in favor of the transaction.

Carmike’s President and Chief Executive Officer David Passman stated, “Carmike strives to be an innovator in the exhibition industry, and we believe the addition of the Digiplex circuit will further enhance those efforts. Since its founding less than 4 years ago, Digiplex has been building a circuit of quality theatres based in leading markets. The circuit is a very complementary fit to Carmike and the acquisition enables us to add 4 new states: Arizona, Connecticut, Maryland and New Hampshire, to our expanding geographic footprint.

“Along with its circuit expansion via opportunistic acquisitions, Digiplex has built an industry leading alternative programming business, generating approximately 5% of admissions revenue, a significantly higher percentage than their larger peers. This transaction allows us to combine resources as we grow together, and we could not be more pleased to welcome Digiplex to our expanding theatre network.”

Digiplex Chairman, Chief Executive Officer and Founder Bud Mayo commented, “We view this transaction as a complementary win-win for both organizations. Digiplex holders will benefit by receiving stock in one of the industry-leading exhibitors. David Passman, his fellow senior executives and their customer-centric, theatre-level teams have together orchestrated a fantastic, multi-year turnaround – both operationally and financially.”

All of the acquired theatres in Digiplex’s current circuit feature digital projection systems. Over 35% of the screens are 3-D-capable and one theatre (Surprise, AZ) has an IMAX auditorium. Several locations include D-BOX motion-code action seats and Digiplex’s Solon, OH theatre has an auditorium with customized 4-D seats.

Macquarie Capital acted as financial advisor and King & Spalding LLP acted as legal counsel to Carmike in this transaction. Maxim Group LLC acted as a financial advisor and provided a fairness opinion in connection with the transaction and Eaton & Van Winkle LLP acted as legal counsel to the Special Committee of the Board of Directors of Digiplex.

About Carmike Cinemas (www.carmike.com)
Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation's largest motion picture exhibitors. Carmike has 253 theatres with 2,670 screens in 37 states. The circuit includes 38 premium large format auditoriums featuring state-of-the-art technology and luxurious seating, including 23 "BigDs," 13 IMAX auditoriums and two MuviXL screens. As "America's Hometown Theatre Chain," Carmike's primary focus is mid-sized communities.

About Digital Cinema Destinations Corp. (www.digiplexdest.com)
Digital Cinema Destinations Corp. (NasdaqCM: DCIN) is Digiplex Destinations, a fast-growing theatrical exhibitor dedicated to transforming its movie theaters into interactive digital entertainment centers featuring ‘something for everyone.’ The Company provides consumers with uniquely satisfying experiences combining state-of-the-art technology with engaging, dynamic content that far transcends traditional cinematic fare. Digiplex customers enjoy live opera, ballet, Broadway shows, sports events, concerts and, on an ongoing basis, the very best major motion pictures. You can connect with Digiplex via Facebook, Twitter, YouTube and Blogger.

Disclosure Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the closing of the acquisition and the benefits of the acquisition. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: the ability of National CineMedia to secure approvals and satisfy conditions necessary to complete the acquisition of Screenvision; Carmike’s ability to achieve expected results from strategic acquisitions; general economic conditions in Carmike’s regional and national markets; Carmike’s ability to comply with covenants contained in its senior secured credit agreement and the indenture governing its 7.375% Senior Secured Notes due 2019; Carmike’s ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; Carmike’s ability to meet its contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in Carmike’s markets; competition in Carmike’s markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in Carmike’s Annual Report on Form 10-K for the year ended December 31, 2013, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Additional Information and Where to Find it

In connection with the proposed transaction, Carmike will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”).  DIGIPLEX STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.  The final proxy statement/prospectus will be mailed to stockholders of Digiplex. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or by directing a request to Digiplex at 250 East Broad Street, Westfield, New Jersey, 07090 or (908) 396-1360.  In addition, investors and security holders may access copies of the documents filed with the SEC by Carmike on its web site at www.carmike.com or Digiplex on its web site at http://digiplexdest.com, when they become available.

Participants in Solicitation

Carmike, Digiplex and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information concerning Carmike’s participants is set forth in the proxy statement dated April 18, 2014 for Carmike’s 2014 annual meeting of shareholders as filed with the SEC on Schedule 14A.  Information concerning Digiplex’s participants is set forth in the proxy statement dated October 25, 2013 for Digiplex’s 2013 annual meeting of stockholders as filed with the SEC on Schedule 14A.  Additional information regarding the interests of participants of Carmike and Digiplex in the solicitation of proxies in respect of the proposed transaction will be included in the registration statement and proxy statement/prospectus contained therein, to be filed with the SEC.

Contacts: Robert Rinderman or Jennifer Neuman JCIR (212)835-8500 ckec@jcir.com or dcin@jcir.com	Richard B. Hare Chief Financial Officer (706)576-3416

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